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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 16, 1999

                       Elk Associates Funding Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                        814-00177             11-2502336
           --------                        ---------             ----------

(State or other jurisdiction of       (Commission File         (IRS Employer
         incorporation)                    Number)          Identification No.)



              747 Third Avenue, 4th Floor, New York, New York 10017
            -------------------------------------------------------
             (Address of principal executive offices and zip code)

                                  800-214-1047
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              (Registrant's telephone number, including area code)

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Item 5.           Other Events

         At a special meeting of the shareholders of Elk Associates Funding Corporation ("Elk") on December 16, 1999, the shareholders of Elk approved a share exchange (the "Share Exchange") with Ameritrans Capital Corporation ("Ameritrans") pursuant to an aggrement and plan of share exchange (the "Agreement and Plan of Share Exchange").

         In accordance with Section 913 of the Business Corporation Law of the State of New York, Elk has submitted a certificate of exchange with the New York Department of State on December 16, 1999. Upon the filing of the certificate of exchange by the Department of State, the Share Exchange shall be effective. Pursuant to the Agreement and Plan of Share Exchange, each share of Elk's common stock will be convertible into one (1) share of common stock of Ameritrans.

         As a result of the Share Exchange, (i) Ameritrans will be the sole holder of all the outstanding Elk common stock, and (ii) the former holders of the outstanding shares of Elk Common Stock (other than any dissenting stockholders which may exercise appraisal rights) would be the sole holders of outstanding Ameritrans Common Stock, and will hold Ameritrans Common Stock in the same relative proportion as they hold Elk Common Stock at the time of Share Exchange.


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                                  EXHIBIT INDEX


Exhibit No.                  Description

         A Agreement and Plan of Share Exchange, dated October 21, 1999, between Elk and Ameritrans.


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*        Incorporated by reference from the Registrant's Proxy Statement on
         Form 14A (File No. 814-00177), filed November 12, 1999.


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                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ELK ASSOCIATES FUNDING CORPORATION



                                       By:   /s/ Gary C. Granoff
                                             ------------------------------
                                                 Gary C. Granoff
                                                 President

Dated: December 21, 1999